EXHIBIT 10.18


                     SEVERANCE AGREEMENT AND MUTUAL RELEASE

          This Severance Agreement and Mutual Release (the "Agreement") is entered into as of this 3rd day of March, 2003, by and between Transport Corporation of America, Inc. (the "Company") and Richard R. Lane ("Lane").

                                    RECITALS

          WHEREAS, the Company has executed an Employment Letter, dated May 3, 2001 (prepared and intended to be dated May 3, 2002) (the "Employment Letter") which offered to Lane employment as a Vice President of Sales and Marketing of the Company and twelve months' severance, subject to certain restrictions in the event that Lane's employment is terminated for any reason other than for cause;

          WHEREAS, the Company and Lane have entered into an Addendum to the Employment Letter, dated as of March 28, 2002 and executed as of June 2, 2002 (the "Addendum to the Employment Letter") imposing certain confidentiality restrictions on Lane, a covenant not to compete with the Company for the term of the severance, and a covenant not to solicit any employees or customers of the Company for the term of the severance;

          WHEREAS, Lane was employed by the Company as its Vice President of Sales and Marketing;

          WHEREAS, the Company and Lane have severed the employment relationship Lane has with the Company, effective immediately;

          WHEREAS, the parties wish to revise the terms of the Employment Letter and the Addendum to the Employment Letter and set forth all outstanding obligations of both parties going forward;

          WHEREAS, the parties wish to settle all differences, disputes, grievances, claims, charges and complaints, whether known or unknown, accrued or unaccrued, that each party has or arguably may have against the other party; and

          WHEREAS, Lane and the Company desire to enter into this Agreement;

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1. DEPARTURE FROM EMPLOYMENT. The parties agree that Lane's employment relationship with the Company shall end effective as of the date of this Agreement set forth above (the "Departure Date"), and that, except for payment by the Company to Lane of compensation in the aggregate sum of $11,317.68 (less applicable withholding) for 147.13 hours of earned and unused vacation time and personal leave, plus $615.39 of earned but unpaid salary (less applicable withholding), the Company will stop all salary and other compensation payments to Lane as of the Departure Date subject only to the provisions of this Agreement.

          2. SEVERANCE PAYMENTS. In lieu of the severance payments and restrictions set forth in the Employment Letter and the Addendum to the Employment Letter, Lane and the Company hereby agree that as consideration for the restrictions, agreements and other promises made in this Agreement, and subject to any rescission of this Agreement as provided later in this Agreement, the Company will pay to Lane each week, for a period of twenty-six (26) weeks, an amount equal to the weekly salary that was in effect for Lane as of the Departure Date ($3,076.93), less applicable taxes and withholding (the "Severance Payments"). The parties agree that the Company's obligation to make the Severance Payments to Lane will be effective only if Lane executes this Agreement and does not rescind it within the rescission periods provided for later in this Agreement. In the event that Lane executes and does not rescind this Agreement, the weekly Severance Payments will accrue as of the Departure Date and will be paid to Lane upon the receipt by the Company of the Exhibit to this Agreement, signed and dated by Lane. Subsequent weekly Severance Payments will be paid thereafter, when due.

          3. BENEFITS. Lane may elect to continue to participate in those medical, dental and/or life insurance benefits that Lane was participating in as of the Departure Date as provided for by COBRA. The Company is not obligated to, and will not pay any portion of Lane's premium cost of participating in the elected benefits after the Departure Date. Lane hereby agrees that he is responsible for the entire cost of continuing coverage subject only to Lane's rights under COBRA. Except as expressly provided for in this paragraph, all benefits will be discontinued immediately upon the Departure Date.

          4. CONFIDENTIALITY. The Parties hereby agree that Lane continues to be bound by the Confidentiality Restrictions contained in paragraph 2 of the Addendum to the Employment Letter. Lane hereby agrees to continue to comply with such terms.

          5. RETURN OF PROPERTY. Lane hereby agrees to immediately return any of the Company's property in his possession and all copies thereof, including but not limited to all office equipment, keys, documents, hardware and software and specifically including any confidential information; provided, however, that Lane will be permitted to keep and to use the Company's cell phone in accordance with the Company's policies through March 10, 2003. Lane hereby agrees to return the Company's cell phone to the Company no later than March 10, 2003.

          6. NON-COMPETE OBLIGATION. Although Lane has agreed in the Employment Letter and the Addendum to the Employment Letter to refrain from competing with the Company by rendering


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services directly or indirectly, for a competing business anywhere within the
United States, whether as an officer, director, owner, partner, affiliate, employee, contractor, or otherwise for the term of the Severance Payments, the Company and Lane hereby agree, subject to any rescission of this Agreement, that Lane will be obligated to comply with the noncompete covenant with the Company as set forth in paragraph 3 of the Addendum to the Employment Letter only from the Departure Date through the end of the thirteenth (13th) week in which the Severance Payments are made by the Company to Lane.

          7. NON-SOLICITATION OF CUSTOMERS. Lane hereby agrees that as of the Departure Date and for the twelve (12) month period immediately following the Departure Date, Lane will not:

                    (a) solicit or sell, or attempt to solicit or sell, to any of the Company's customers who are listed on Appendix A, which is attached hereto and incorporated herein by reference, services or products that compete with services or products provided by the Company, or that were in the process of being developed by the Company during Lane's employment with the Company; or

                    (b) interfere in any way with, or induce any of the Company's customers, suppliers or other entity to terminate or alter its business relationship with the Company.

          8. NON-SOLICITATION OF EMPLOYEES OR OTHERS. Lane hereby agrees that as of the Departure Date and for the twelve (12) month period immediately following the Departure Date, that he will not solicit or accept - directly or indirectly, as an individual or through any other person or entity - any active employee of the Company or retained consultant under contract with the Company for employment or any other arrangement for compensation to perform services for any other person, regardless of the nature of their business, or induce such persons to terminate or alter their relationship with the Company.

          9. RELEASE OF CLAIMS AGAINST LANE. The Company, on behalf of itself and its past and present subsidiaries, and its and their past and present officers, directors, shareholders, employees and indemnitors, acting in such capacity, and for their successors and assigns, (the "Releasing Parties"), do hereby release and forever discharge Lane in his capacity as an employee and officer of the Company, and his successors and assigns, from any and all claims and causes of action, known or unknown, which the Releasing Parties may have against Lane arising from or relating to his employment relationship with, or position as an officer of, the Company or any of its past or present subsidiaries. Through this release, the Releasing Parties extinguish all causes of action against Lane occurring up to the date of this Agreement, which liabilities, claims, demands and causes of action, either in law or at equity, have arisen or may arise out of or are in any way connected with any act, omission, event occurrence, representation, warranty, failure, default, breach, actual or asserted, of Lane in his capacity as a shareholder, officer and employee of the Company on or prior to the date of this Agreement.

          10. RELEASE OF CLAIMS AGAINST THE COMPANY. Lane, on behalf of himself and his


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successors and assigns, does hereby release and forever discharge the Company, its past and present subsidiaries, and its and their past and present officers, directors, shareholders, employees and indemnitors, acting in such capacity (collectively, the "Releasees") from any and all claims and causes of action, known or unknown, which Lane and his successors and assigns may have against any and all of the Releasees arising from or relating to his employment relationship with, or position as an officer of, the Company or any of its past or present subsidiaries. Through this release, Lane, on behalf of himself and his successors and assigns, extinguishes all causes of action against the Releasees occurring up to the date on which Lane executes this Agreement, including but not limited to, any contract, compensation or benefit claims; intentional infliction of emotional distress, defamation or any other tort claims arising from Lane's employment relationship with or position of officer of the Company; all claims relating to his status as an employee and officer of the Company and its past and present subsidiaries, including but not limited to any claims arising under Minnesota Statutes, Chapter 302A and common law (other than claims for indemnification otherwise available to him by the Company or its insurance carriers which shall remain available) and all claims arising from any federal, state or municipal law or ordinance, including the Family and Medical Leave Act and the Fair Labor Standards Act and all Minnesota labor and employment law statutes. This release extinguishes any potential claims of employment discrimination arising from Lane's employment with and termination from the Company and any of its past and present subsidiaries, including specifically any claims under the Minnesota Human Rights Act, the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act.

          11. CLAIMS NOT RELEASED BY LANE. This release does not relinquish Lane's claims with respect to (i) wages earned by Lane through the Departure Date, (ii) Lane's vested accounts in the Company's 401(k) Plan, the Employee Stock Purchase Plan, and previously granted stock options, if Lane participated in such plans and to the extent Lane is able to exercise or retain the benefits of such plans on this date, and (iii) eligible claims under the Company's health plan that Lane may have incurred on or before the date hereof.

          12. NO CLAIMS FILED. Each party hereby certifies that he or it: (a) has not filed any claims, complaints or other actions against the other party, and (b) hereby waives, as provided above, any right to recover from the other party under any lawsuit or charge filed by such party or any federal, state or local agency on such party's behalf based upon any event occurring up to the date of this Agreement.

          13. CONSIDERATION PERIOD. Lane expressly understands and agrees that, by signing this Agreement, he gives up all claims of every kind, that he may have against the Company as of the date of this Agreement, whether he knows about them now or not. Lane understands and acknowledges that he has an opportunity to consult with an attorney of his choosing prior to executing this Agreement, and is encouraged by the Company to consult with an attorney in connection with the execution of this Agreement. Lane understands and acknowledges that he is entitled to take up to 21 days to consider the terms of this Agreement, and to discuss them with his attorney, before signing it although he is free to sign the Agreement at any time during the 21 day consideration period if he wishes to do so.


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


          14. RESCISSION PERIOD. Lane understands and acknowledges that to the extent this Agreement acts to release any and all claims he may have under the Age Discrimination in Employment Act he has the right to rescind this Agreement within seven (7) calendar days of signing it. He further understands and acknowledges that to the extent this Agreement acts to release any and all claims he may have under the Minnesota Human Rights Act he has the right to rescind this Agreement within fifteen (15) calendar days of signing it. To be effective, any rescission by Lane must be in writing and delivered to the Company, in the care of Michael J. Paxton, Chairman, President and CEO, either by hand or by mail within the appropriate period. If sent by mail, the rescission must be:

                    a. Postmarked within the applicable 7 or 15 day period;

                    b. Properly addressed to Transport Corporation of America, Inc., attention: Michael J. Paxton, Chairman, President and CEO 1715 Yankee Doodle Road, Eagan, MN 55121; and

                    c. Sent by certified mail, return receipt requested.

          If Lane rescinds this Agreement, the Company's obligation to make the Severance Payment, its release of claims, and any other covenants under this Agreement will immediately cease, and the Releasing Parties will be entitled to pursue any claim they may arguably have against Lane. Lane hereby agrees to submit a notice to the Company in substantially the form attached hereto as Exhibit A, if he chooses not to rescind this Agreement within 15 days of signing it.

          15. REASONABLENESS OF RESTRICTIONS. By entering into this Agreement, Lane acknowledges and represents that (i) he has read and understands the nature and scope of the restrictions imposed by this Agreement; (ii) the scope of the restrictions are appropriate, necessary and reasonable for the protection of the business, goodwill and property rights of the Company, and (iii) the restrictions will not prevent Lane from earning a living subsequent to the date of this Agreement.

          16. REMEDIES. Lane agrees that a breach or a threatened breach of any provision of this Agreement would cause irreparable harm to the Company and that damages or other remedies at law may be inadequate to protect the interests of the Company. Therefore, a court may grant equitable relief such as restraining orders or preliminary or permanent injunctions to specifically enforce the provisions of this Agreement and to protect the Company against any breach or threatened breach. Furthermore, the prevailing party in any litigation related to this Agreement shall be entitled to recover its costs of litigation, including without limitation reasonable attorneys fees.

          17. ENFORCEABILITY. The parties also agree that (i) if a court rules that any part of this Agreement is unenforceable, the unenforceable part may be modified by the court to make it enforceable; (ii) each of the Company's rights under this Agreement is separate and in addition to all


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


other rights under applicable law; and (iii) the Company's failure or delay to act to enforce one or more rights shall not operate as a waiver of any right under this Agreement or prevent the future exercise or enforcement of any right.

          18. COUNTERPARTS, MODIFICATIONS. This Agreement may be executed in counterparts, each of which when executed and delivered, shall constitute one and the same instrument. This Agreement shall not in any way be construed as an admission of liability by either party. No change or modification of this Agreement shall be valid unless in writing and signed by both parties.

          19. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and fully supersedes any prior agreements, contracts or understandings between the parties. To the extent that there is any conflict between this Agreement and the Employment Letter or the Addendum to the Employment Letter, this Agreement will control. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without reference to its conflict of law provisions.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES FOLLOW]

















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


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              TRANSPORT CORPORATION OF AMERICA, INC.


                              By: /s/ Michael J. Paxton
                                  ----------------------------------------------
                                  Michael J. Paxton, Chairman, President and CEO


                                  /s/ Richard R. Lane
                                  ----------------------------------------------
                                  Richard R. Lane


















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


                                    EXHIBIT A


____________, 2003


Michael J. Paxton, Chairman, President and CEO
Transport Corporation of America, Inc.
1715 Yankee Doodle Road
Eagan, MN 55121

Dear Mike:

This letter, signed and dated more than 15 days after I signed the agreement between Transport Corporation of America, Inc. and me, dated March 3, 2003, is to certify that I have taken no steps to exercise my rights of rescission, as described in Section 14 of the Agreement.

Very truly yours,



Richard R. Lane











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                                   APPENDIX A


1.      S.C. Johnson & Son
2.      Hon Company
3.      Federal Express
4.      Sears, Roebuck and Co.
5.      General Mills
6.      Ford Motor Co/Pacer/Fedex Supl.
7.      3M Company (U.S. Only)
8.      P.P.G. Industries
9.      United Sugars Corp
10.     Ashley Furniture
11.     Eagle Global Logistics
12.     Andersen Window Corporation
13.     Dupont
14.     Toys-R-Us/Kids-R-Us
15.     Polaris Industries (inc. Ruan Logistics)
16.     Golden Valley Foods
17.     Best Buy
18.     Arctic Cat Sales
19.     UPS Supply Chain (UPS Logistics)
20.     Saks (Proffitts Inc.)
21.     Dick's Sporting Goods
22.     Kellogg's
23.     CH Robinson - Misc.
24.     Osco Drug Distributors
25.     Limited Dist. Services
26.     Freightpro.com
27.     Boise Cascade
28.     CH Robinson - UPM Kymmene
29.     Anheuser Busch
30.     Hoffman Enclosures
31.     Hormel
32.     Ruan Logistics (Excl. Polaris)
33.     Home Depot
34.     LeSaffre Yeast (Red Star/Universal)
35.     Missouri Sea & Air
36.     Church & Dwight (USA Detergents)
37.     Air Bourne Express
38.     Hearth Technologies (Heat N Glo)
39.     TGT Transport (Dayton/Hudson)
40.     Yamaha Motor


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41.     K-Mart
42.     North American Transport
43.     ALCOA Engineered Product
44.     Ecolab, Inc.
45.     JohnsonDiversey, Inc.
46.     Unilever Bestfoods
47.     Walmart/Sams Club/USA Logistics
48.     Americal Eagle Outfitter
49.     Bridgestone/Firestone
50.     Transplace Texas





























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